Exhibit 99.1

INVESTOR PRESENTATION Peter Corrao, CEO and President Lowell Robinson, CFO & COO August 12, 2008

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 1 Safe Harbor This presentation contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan”, “intend”, “believe” or “expect” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in MIVA reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2007, and the most recently filed quarterly report on Form 10-Q. Readers should note that these statements may be impacted by several factors, including economic changes and changes in the Internet industry generally and, accordingly, MIVA actual performance and results may vary from those stated herein, and MIVA undertakes no obligation to update the information contained herein.

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 2 MIVA Today • 6MM+ toolbar users • 147mm searches / month • 62mm impressions / month • 40mm uniques / month • Fastest growing movie site on web • Largest screensaver site on the web • 700mm queries / day • 120MM clicks / month

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 3 Category Snapshot Price 8.11.08 Mkt Cap 8.11.08 EV 8.11.08 Rev FY07 EV/Rev 8.11.08 $ $MM $MM $MM \ MIVA MIVA 1.06 36 12 153 0.1 Looksmart LOOK 3.08 52 16 62 0.3 Marchex MCHX 12.1 442 404 142 2.8 Valueclick VCLK 13.43 1,280 1,090 665 1.6 Local.com LOCM 3.88 56 42 21 1.4 The Knot KNOT 8.1 255 196 101 1.9 IAC IACI 19 5,310 4,530 6,490 0.7 Averages: 6.74 826 699 1,637 1.0

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 4 Growth Strategy • Shift into higher margin consumer segment • Expansion of ALOT personalized toolbars and homepages • Growth and monetization of MIVA owned web properties • Renew growth in the MIVA Media ad network • Continued focus on cost structure • $16MM in expected annualized savings due to previous restructurings • $4MM in annual savings from the June 17, 2008 RIF • Headcount down from 483 at December 2005 to 184 as of June 30, 2008 • $20MM in projected additional savings over 7 years due to Perot outsourcing

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© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 6 ALOT Toolbars • Launched Q4, 2007 • Introduced to replace legacy toolbar brand • TRUSTe certified • Vertically focused – 34 different toolbars available for download • Designed to make the Internet personalized and relevant: - Search for ‘Pizza recipes’ on a major search engine returns circa. 1MM results - Same search via the ALOT recipe toolbar returns 16 kitchen tested / rated recipes

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 7 Growing the ALOT user base Jan 08 Feb 08 Mar 08 Apr 08 May 08 June 08 1,250,092 1,819,064 2,089,532 • 2.9mm live users - 6.3MM overall user base* • 147MM searches per month (4.9 mm average searches/day**) • Revenue over 50% higher than legacy brand* • Retention 12% improved compared to legacy brand* * June 30, 2008. Source: internal statistics ** Source: internal statistics (includes error search), Q2 08 2,103,731 2,422,340 2,854,743 4MM 3MM 2MM 1MM 0

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 8 Monetizing ALOT Toolbars Cell phone PPC Ad Revenue Toolbar button sponsorship / monetized content partnerships

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 9 The ALOT Personalized Homepage • Launched Q4 2007 • Distributed as standalone product and as part of toolbar bundle • 62mm average page views per month • Highly sticky content – average 15 minutes per visit • Fully customizable product beta-launched July ‘08 Source: Hitbox. Page views for ALOT and legacy homepage - average Jan-May 2008

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 10 Monetizing ALOT Homepages COST PER INSERTION PPC CPA VIDEO ADS SEARCH

MIVA-OWNED WEB PROPERTIES

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 12 MIVA Owned Sites

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 13 * Hitbox Q4 ’07 & Q1 ‘ 08 CNN, WSJ and CNET stats sourced from company websites Global Reach

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© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 15 Spill.com

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 16 Spill.com – site metrics *Q3 Projections based on July and August actuals 1.5M 13.2M 5.6M 6.9M Unique users Q4 2007 Q1 2008 Q2 2008 1.1M 1.21M 2.3M 2.9M Q3* 2008 1.75M Content Streams 4.3M Q1 2008 Q2 2008 Q3* 2008 4.5M Page Views Q4 2007 Q1 2008 Q2 2008 Q3* 2008 • 900% growth in page views since Oct, 2007 and 200% in July, 2008 • Leverages the growing use of the web as an entertainment source • Monetization includes video ads, rich media, banner and product placement

MIVA MEDIA AD NETWORK

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 18 MIVA Media US Network Pay-Per-Click Search and Contextual Ad Network Leverage Perot outsourcing relationship 700MM Searches Per Day, 120MM Clicks/Month Global Fortune 1000 Global Ad Agencies Small/mid-sized businesses Search engine marketers Marquee publishers Affiliate networks Search and directory Domain aggregators Advertisers/ Agencies 3rd Party Web Publishers Custom Run of Network Core Precision FOUR CUSTOMIZABLE TARGETING AND TRAFFIC OPTIONS

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 19 Metasearch Domain Implementation Examples Toolbar E-mail Content Start Page

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved 20 New technology platform • Scheduled for release in October, 2008 • Will enable us to: • Increase efficiency within the operational workflow • Consolidate 11 existing platforms • Offer quality based traffic segmentation and dynamic pricing • Propagate a metafeed based yield management model for ad sourcing and placement • Offer multiple types of ad units (PPC, CPM, CPA, CPL, CPI and video)

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 21 Media Summary Customizable targeting and distribution options Incremental reach for current search and branding campaigns Rapid campaign set-up, testing, optimization and monitoring Cost efficient alternative in a competitive PPC market

FINANCIAL OVERVIEW

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 23 Revenue / EBITDA / FTE EBITDA adjusted for impairment, non-recurring items and restructuring $194.6 $172.6 $154.1 $125-$130 $16.5 ($13.0) ($3.3) ($8-$12) FY05 FY06 FY07 FY08F Revenue/EBITDA (Millions) FTE -50 0 50 100 150 200 250 0 100 200 300 400 500 600

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 24 Revenue by Division 2005 - H1 2008 Revenue (Millions) The Mix-Shift into Higher-Margin Consumer Segment FY05 FY06 FY07 First half ‘08 $68.6 $62.0 $54.6 $24.2 $100.7 $70.5 $46.2 $16.2 $23.0 $38.3 $51.9 $22.4 0 20 40 60 80 100 120 Media US Media EU Direct

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 25 Quarterly revenue by Division • Media US revenue stabilized at $12MM for past 3 quarters • Direct toolbar bottomed in Q2 due to transition to ALOT from legacy toolbar and homepage brand Q107 Q207 Q307 Q407 Q108 Q208 Revenue (Millions) Direct Media EU Media US Excludes MIVA Media Italy $42.2 $38.7 $35.9 $34.1 $32.7 $30.2 $15.2 $14.1 $12.9 $12.4 $12.2 $12.0 $13.5 $11.1 $10.8 $9.0 $8.4 $7.9 $13.5 $13.5 $12.2 $12.7 $12.1 $10.3 0 10 20 30 40 50

© Copyright 1999-2008 MIVA, Inc. All Rights Reserved. 26 Summary Search + Traffic . . . Both scale and scope • 147mm searches a month through toolbar/home page users • MIVA-owned websites attract 40mm unique users / month - ‘The fastest growing movie site on the web’ - Spill.com - ‘The number one screensaver site on the web’ - Screensavers.com • Active toolbar relationships with 7MM consumers • Homepages generate 62mm page views / month • Ad network delivers 700mm queries a day and 120mm clicks globally each month Source: Hitwise, Hitbox and internal statistics

miva.com Thank You Peter Corrao, CEO and President Lowell Robinson, CFO & COO